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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 28, 2006
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MAPINFO CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	0-23078	06-1166630
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE GLOBAL VIEW, TROY, NEW YORK 12180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (518) 285-6000
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INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02(e).     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

On December 28, 2006, MapInfo Corporation (the "Company") entered into employment agreements with the following executive officers: Mark P. Cattini, President and Chief Executive Officer; Michael Hickey, Chief Operating Officer; K. Wayne McDougall, Vice President and Chief Financial Officer; and George Moon, Chief Technology Officer. The following summary of the Employment Agreements is qualified in its entirety by the full text of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Each of the employment agreements is for a term commencing October 1, 2006 and ending September 30, 2009. Under each employment agreement, if the executive terminates his employment for good reason, as defined in the agreement, he will receive his annual compensation for the remainder of the term of the agreement plus a lump sum payment equivalent to his highest annual remuneration (consisting of base salary and actual incentive compensation) achieved during the immediately preceding three-year period. Upon any change in control of the Company where the executive is not the surviving executive with the same job title, or is offered a position not acceptable to him, the controlling company shall pay the executive as severance a lump-sum payment equivalent to two times his highest annual remuneration (consisting of base salary and actual incentive compensation) achieved during the immediately preceding five-year period, the Company shall continue for a period of three years the executive's life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If the executive's employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If the executive terminates his agreement by resigning prior to the conclusion of its term, he shall receive a payment equal to six months of his then current base salary, provided that the executive is available for transition consulting services for a period of six months. In all events related to termination/separation, payment to the executive is conditioned upon the execution of a general release in favor of the Company.

Pursuant to Mr. Cattini's employment agreement, Mr. Cattini shall be employed in the position of President and Chief Executive Officer and will receive a base salary of $472,500 per annum and he will be eligible to receive incentive compensation of up to 75% of his annual base salary, payable quarterly, based on achieving targeted Company objectives and additional compensation of up to 150% of base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Cattini's approved incentive compensation plan. In the event that Mr. Cattini's employment is terminated for a reason other than cause, Mr. Cattini shall be reimbursed up to $150,000 for the receipted expenses of moving his household and family from New York to the United Kingdom.

Pursuant to Mr. Hickey's employment agreement, Mr. Hickey shall be employed in the position of Chief Operating Officer and will receive a base salary of $310,000 per annum and he will be eligible to receive incentive compensation of up to 75% of his annual base salary, payable quarterly, based on achieving targeted Company objectives and additional compensation of up to 140% of base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Hickey's approved incentive compensation plan.

Pursuant to Mr. McDougall's employment agreement, Mr. McDougall shall be employed in the position of Vice President and Chief Financial Officer and will receive a base salary of $275,000 per annum and he will be eligible to receive incentive compensation of up to 60% of his annual base salary, payable quarterly, based on achieving targeted Company objectives and additional compensation of up to 100% of base salary for achieving above targeted objectives as outlined each fiscal year in Mr. McDougall's approved incentive compensation plan.

Pursuant to Mr. Moon's employment agreement, Mr. Moon shall be employed in the position of Chief Technology Officer and will receive a base salary of $275,228 per annum and he will be eligible to receive incentive compensation of up to 35% of his annual base salary, payable quarterly, based on achieving targeted Company objectives and additional compensation of up to 95% of base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Moon's approved incentive compensation plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     The following Exhibit is filed with this Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement dated December 28, 2006 between MapInfo Corporation and Mark P. Cattini
10.2	Employment Agreement dated December 28, 2006 between MapInfo Corporation and Michael Hickey
10.3	Employment Agreement dated December 28, 2006 between MapInfo Corporation and K. Wayne McDougall
10.4	Employment Agreement dated December 28, 2006 between MapInfo Corporation and George Moon

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: January 4, 2007	By: /s/ K. Wayne McDougall
K. Wayne McDougall Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index
Exhibit
Number	Description of Exhibit
10.1	Employment Agreement dated December 28, 2006 between MapInfo Corporation and Mark P. Cattini
10.2	Employment Agreement dated December 28, 2006 between MapInfo Corporation and Michael Hickey
10.3	Employment Agreement dated December 28, 2006 between MapInfo Corporation and K. Wayne McDougall
10.4	Employment Agreement dated December 28, 2006 between MapInfo Corporation and George Moon